ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Filed in the office of
Ross Miller
Secretary of State
State of Nevada

Document Number
20100522807-47
Filing Date and Time
07/15/2010 12:00 PM
Entity Number
E0336732010-8

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT — ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	Gold Ridge Resources, Inc.
2. Registered Agent for Service of Process: (check only one box)	☐ Commercial Registered Agent: ____ Name ☒ Noncommercial Registered Agent (name and address below) OR ☐ Office or Position with Entity (name and address below) Aspen Asset Management Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity 6623 Las Vegas Blvd. South #255 (Street Address), Las Vegas (City), Nevada 89119 (Zip Code) Mailing Address (if different from street address), City, Nevada, Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with par value: 100,000,000 Par value per share: $ .001 Number of shares without par value:
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) DAVID MOUGH (Name) BOX 1937 (Street Address), NEVADA CITY (City), CA (State), 95959 (Zip Code) 2) KAREN GEDDERZ (Name) 4908 HILDAGO WAY (Street Address), LAS VEGAS (City), NV (State), 89121 (Zip Code)
5. Purpose: (optional; see instructions)	The purpose of the corporation shall be:
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	Alan Shinderman (Name) X [signature] (Incorporator Signature) 6623 Las Vegas Blvd South #255 (Address), Las Vegas (City), NV (State), 89119 (Zip Code)
7. Certificate of Acceptance of Appointment of Registered Agent:	I hereby accept appointment as Registered Agent for the above named Entity. X [signature] Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — Date 7/14/10

This form must be accompanied by appropriate fees.